UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 1, 2020

CREE, INC.
(Exact name of registrant as specified in its charter)

North Carolina	0-21154	56-1572719
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4600 Silicon Drive
Durham	North Carolina	27703
(Address of principal executive offices)		(Zip Code)

(919) 407-5300
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.00125 par value	CREE	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 1, 2020 (the “Grant Date”), Cree, Inc. (the “Company”) awarded Gregg A. Lowe, President and Chief Executive Officer of the Company, a grant of 58,953 performance shares with a target value of $4,000,000 based on the 30 trading day average price leading up to the Grant Date (the “Fiscal 2021 CEO Supplemental Grant”). The Fiscal 2021 CEO Supplemental Grant will vest three years after the Grant Date with the payout determined as described below.

The number of shares of the Company’s common stock earned under the Fiscal 2021 CEO Supplemental Grant at the end of the three years will be based on the Company’s actual achievement of the following performance criteria as compared against pre-established targets: (1) design-ins and pipeline generation, (2) MOSFET yield improvement, (3) completion of the Mohawk Valley Fab building and fit out, and (4) Diversity, Equity and Inclusion initiatives (the “Performance Criteria”). The shares represented by the Fiscal 2021 CEO Supplemental Grant are equally divided among the Performance Criteria. The Compensation Committee of the Company will determine, in its sole discretion, the level of achievement of the Performance Criteria during the period beginning on the Grant Date and ending immediately prior to the third anniversary of the Grant Date (the “Vesting Date” and such period, the “Performance Period”). Payout for each Performance Criteria will be between 50% and 150% of the performance shares awarded based on the Compensation Committee’s determination of the Company’s actual performance of the Performance Criteria during the Performance Period.

Subject to the terms of Mr. Lowe’s Change in Control Agreement with the Company (the “Change in Control Agreement”), (i) Mr. Lowe must be continuously in service with the Company through the Vesting Date in order to have a right to payment of the Fiscal 2021 CEO Supplemental Grant, (ii) the shares underlying the Fiscal 2021 CEO Supplemental Grant will not be considered earned until the Vesting Date, and (iii) except as specified in the Change in Control Agreement, if Mr. Lowe’s employment is terminated prior to the Vesting Date, he will forfeit the Fiscal 2021 CEO Supplemental Grant. Notwithstanding the foregoing, the Fiscal 2021 CEO Supplemental Grant will become fully vested in the case of death or disability; however, the Fiscal 2021 CEO Supplemental Grant will not pay out until the end of the applicable three-year period and the payout at that time will be determined as described above.

The foregoing description of the Fiscal 2021 CEO Supplemental Grant is subject to and qualified in its entirety by the form of Performance Share Award Agreement included as Exhibit 10.1 to this report, which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)    Exhibits

Exhibit No.	Description of Exhibit
10.1	Form of Performance Share Award Agreement for Gregg A. Lowe
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CREE, INC.

By:	/s/ Bradley D. Kohn
Bradley D. Kohn
Senior Vice President and General Counsel

Date: September 8, 2020